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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in the Registration Statement on Form S-1 of our report dated January 14, 2000, except for subsequent events described in
Note 10, as to which the date is February 24, 2000, and the commitment of support described in Note 1, as to which the date is February 29, 2000 relating to the financial statements of PeopleMover, Inc, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Woodland Hills, California
March 1, 2000